Exhibit 2.1


                      CERTIFICATE OF MERGER

                             MERGING

                      DSI ACQUISITION, INC.

                               INTO

                   TRADINGEAR.COM INCORPORATED

                 (Pursuant to Section 251 of the
                Delaware General Corporation Law)

     The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law,

     DOES HEREBY CERTIFY:

          FIRST:    That the name and state of incorporation of  each
          of the constituent corporations in the merger are as follows:

          Name                          State of Incorporation
          ----                          ----------------------

     DSI Acquisition, Inc.              Delaware

     TradinGear.com Incorporated        Delaware

          SECOND:   That an Agreement and Plan of Merger between the
parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

          THIRD:    That TradinGear.com Incorporated, a Delaware
corporation ("TradinGear"), shall be the surviving corporation in the merger.

          FOURTH:   The Certificate of Incorporation of TradinGear shall
be unaffected by the Merger, and, upon the Effective Time, shall continue in effect as the Certificate of Incorporation of the surviving corporation until amended or repealed in accordance with the provisions thereof and of applicable law.

          FIFTH:    That the executed Agreement and Plan of Merger is on
file at the office of the surviving corporation, the address of which is 39 Broadway, Suite 740, New York, New York 10006.

          SIXTH:    That a copy of the Agreement and Plan of Merger will
be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.
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          SEVENTH:  That the authorized capital stock of DSI Acquisition,
Inc. is 1,000 shares of common stock, $0.02 par value.

          IN WITNESS WHEREOF, TradinGear has caused this Certificate of Merger to be executed by its duly authorized officers this 12th day of September, 2002.

                              TRADINGEAR.COM INCORPORATED

                              /s/ Samuel Gaer

                              Samuel Gaer, President
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